[GRAPHIC APPEARS HERE] Customer Service Office THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

3900 Burgess Place

Bethlehem, PA 18017

APPLICATION FOR LIFE INSURANCE

Variable Life Supplement

Complete this Section ONLY if applying for Variable Life Insurance

(Page 1 of 3)

1. Initial Premium Allocation

Please indicate your instructions on how to allocate premiums to the options available under the policy. (All percentage allocations must be in whole numbers and must total 100%.)

Indexed Account

            % One-Year Indexed Account *

Fixed Account Options

            %

The Fixed-Rate Option

Variable Investment Options

            % RS Investment Quality Bond VIP Series             % Fidelity VIP Index 500 Portfolio (initial Cl)

            % RS Money Market VIP Series             % Fidelity VIP Contrafund® Portfolio (Svc Cl II)

            % RS Low Duration Bond VIP Series             % Fidelity VIP Equity-Income Portfolio (Svc Cl II)

            % RS Small Cap Growth Equity VIP Series             % Fidelity VIP Growth Opportunities Portfolio (Svc Cl II)

            % RS High Yield VIP Series             % Fidelity VIP Mid Cap Portfolio (Svc Cl II)

            % RS Emerging Markets VIP Series             % Ivy Funds VIP Mid Cap Growth

            % RS International Growth VIP Series             % Janus Aspen Enterprise Portfolio(Svc Shares)

            % Invesco V.I. American Franchise Fund (Srs II)             % Janus Aspen Forty Portfolio(Svc Shares)

            % Invesco V.I. Utilities Fund (Srs II)             % Janus Aspen Janus Portfolio(Svc Shares)

            % Invesco V.I. Core Equity Fund (Srs II)             % MFS® Growth Series(Svc Shares)

            % AllianceBernstein VPS Growth and Income Portfolio (Cl B)             % MFS® Investors Trust Series(Svc Shares)

            % AllianceBernstein VPS Large Cap Growth Portfolio (Cl B)             % MFS® New Discovery Series (Svc Shares)

            % American Century VP Mid Cap Value Fund (Cl II)             % MFS® Research Series(Svc Shares)

            % Columbia VP Small Cap Value Fund (Cl 2)             % MFS® Total Return Series(Svc Shares)

            % Davis Financial Portfolio             % PIMCO VIT Total Return Portfolio (Advisor Class)

            % Davis Real Estate Portfolio             % Pioneer Equity Income VCT Portfolio (Cl II)

            % Dreyfus VIF Appreciation Portfolio             % Templeton Foreign Securities Fund (C12)

2. DOLLAR COST AVERAGING ALLOCATION

(The portion of the Policy Account Value attributable to the [RS Money Market VIP Series] on the date this option is elected must be at least [ $100]. Please indicate the dollar amount and options that will be transferred each month from the RS Money Market VIP Series.

Indexed Account

            % One-Year Indexed Account *

Fixed Account Option

            % The Fixed Rate Option

Variable Investment Options

            % RS Investment Quality Bond VIP Series             % Fidelity VIP Index 500 Portfolio (initial Cl)

            % Fidelity VIP Contrafund® Portfolio (Svc Cl II)

            % RS Low Duration Bond VIP Series             % Fidelity VIP Equity-Income Portfolio (Svc Cl II)

            % RS Small Cap Growth Equity VIP Series             % Fidelity VIP Growth Opportunities Portfolio (Svc Cl II)

            % RS High Yield VIP Series             % Fidelity VIP Mid Cap Portfolio (Svc Cl II)

            % RS Emerging Markets VIP Series             % Ivy Funds VIP Mid Cap Growth

            % RS International Growth VIP Series             % Janus Aspen Enterprise Portfolio(Svc Shares)

            % Invesco V.I. American Franchise Fund (Srs II)             % Janus Aspen Forty Portfolio(Svc Shares)

            % Invesco V.I. Utilities Fund (Srs II)             % Janus Aspen Janus Portfolio(Svc Shares)

            % Invesco V.I. Core Equity Fund (Srs II)             % MFS® Growth Series(Svc Shares)

            % AllianceBernstein VPS Growth and Income Portfolio (Cl B)             % MFS® Investors Trust Series(Svc Shares)

            % AllianceBernstein VPS Large Cap Growth Portfolio (Cl B)             % MFS® New Discovery Series (Svc Shares)

            % American Century VP Mid Cap Value Fund (Cl II)             % MFS® Research Series(Svc Shares)

            % Columbia VP Small Cap Value Fund (Cl 2)             % MFS® Total Return Series(Svc Shares)

            % Davis Financial Portfolio             % PIMCO VIT Total Return Portfolio (Advisor Class)

            % Davis Real Estate Portfolio             % Pioneer Equity Income VCT Portfolio (Cl II)

            % Dreyfus VIF Appreciation Portfolio             % Templeton Foreign Securities Fund (C12)

Application for Life Insurance – Variable Life Supplement (continued)(Page 2 of 3)

* The S&P 500 Price Return Index “the Index” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by The Guardian Insurance and Annuity Company (“the Company”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademarks have been licensed to SPDJI and have been sublicensed for use for certain purposes by the Company. FSVUL III is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). Neither S&P Dow Jones Indices make any representation or warranty, express or implied, to the owners of the FSVUL III product or any member of the public regarding the advisability of investing in securities generally or in FSVUL III particularly or the ability of the [Index] to track general market performance. S&P Dow Jones Indices] only relationship to the Company with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to the Company or the FSVUL III Product. S&P Dow Jones Indices have no obligation to take the needs of the Company or the owners of FSVUL III into consideration in determining, composing or calculating the Index. Neither S&P Dow Jones Indices are responsible for and have not participated in the determination of the prices, and amount of FSVUL III or the timing of the issuance or sale of FSVUL III or in the determination or calculation of the equation by which FSVUL III is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of FSVUL III. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE FSVUL III PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

3. Indexed Segment Maturity Reallocation

If the Policy Account Value is allocated to an Indexed Account, reallocation of the Indexed Segment maturity value should be as follows:

a.☐ 100% back into the same Indexed Account

b.☐ in accordance with the current premium allocation instructions

If no box above is checked, the default reallocation option will be 100% back into the Indexed Account.

4. Prospectus

a. Have you, the Owner, received the current Prospectuses for the policy and the Variable Investment Options? ☐ Yes ☐No

Application for Life Insurance – Variable Life Supplement (continued)(Page 3 of 3)

5. Product Information

a. Do you understand that you are applying for a Life Insurance Policy that has Variable investment options?☐ Yes☐ No

b. Do you understand that depending on the death benefit option elected the death benefit may increase or decrease based on the investment return?☐ Yes☐ No

c. Do you understand that the cash value may increase or decrease, even to the extent of being reduced to zero, based on the investment return of the Separate Account and is not guaranteed?☐ Yes☐ No

d. Do you believe that the policy applied for will meet your insurance needs and financial objectives?☐ Yes☐ No

e. Do you understand all of the following:☐ Yes☐ No

• All values under this policy which are based on the investment experience of the Separate Account are variable, may increase or decrease and are not guaranteed;

• The Death Proceeds, Policy Account Value and Cash Surrender Value under this policy may increase or decrease daily, depending upon payments made, the investment experience of the Separate Account, the amount of interest credited to the Fixed-Rate Option and/or to the Indexed Option, the amount of charges deducted and whether partial withdrawals or policy loans are taken;

• While interest credited to an Indexed Account is affected by an external index, the Indexed Account does not participate in any stock or equity investment comprising the external index.

• There is no minimum guaranteed Cash Surrender Value. The loan value of this policy is less than 100% of the Cash Surrender Value;

• The policy may lapse when the Policy Account Value less Policy Debt is less than zero;

• This policy is non-participating; there are no dividends payable;

• Surrender charges may apply if the policy is surrendered.

6. Telephone Transfer/Premium Allocation Change Authorization

I have read the telephone transfer authorization rules in the prospectus and elect telephone transfers and premium allocation changes. ☐ Yes ☐ No

If “Yes” please complete and submit a copy of the “Telephone Transfer/Allocation Change Authorization” form.

I have read and understand the statements in Section 5 and attest that my answers have been correctly recorded.

Signature of Owner Date

Signature of Licensed Agent/Representative Date